EXHIBIT 21

Subsidiaries

TNP Strategic Retail Operating Partnership, L.P. (Delaware)

TNP SRT Secured Holdings, LLC (Delaware)

TNP SRT Moreno Marketplace, LLC (Delaware)

TNP SRT Waianae Mall, LLC (Delaware)

TNP SRT Northgate Plaza Tucson, LLC (Delaware)

TNP SRT San Jacinto, LLC (Delaware)

TNP SRT Craig Promenade, LLC (Delaware)

TNP SRT Pinehurst East, LLC (Delaware)

TNP SRT Constitution Trail, LLC (Delaware)

TNP SRT Constitution Trail Master Lessee, LLC (Delaware)

TNP SRT Cochran Bypass, LLC (Delaware)

TNP SRT Topaz Marketplace, LLC (Delaware)

TNP SRT Osceola Village, LLC (Delaware)

TNP SRT Osceola Village Master Lessee, LLC (Delaware)

TNP SRT Summit Point, LLC (Delaware)

TNP SRT Summit Point Holdings, LLC (Delaware)

TNP SRT Morningside Marketplace, LLC (Delaware)

TNP SRT Portfolio I, LLC (Delaware)

TNP SRT Woodland West Holding, LLC (Delaware)

TNP SRT Woodland West, LLC (Delaware)

TNP SRT Ensenada Square, LLC (Delaware)

TNP SRT Turkey Creek, LLC (Delaware)

TNP SRT Aurora Commons, LLC (Delaware)

TNP SRT Florissant Marketplace, LLC (Delaware)

TNP SRT Willow Run, LLC (Delaware)

TNP SRT Bloomingdale Hills, LLC (Delaware)

TNP SRT Visalia Marketplace, LLC (Delaware)

TNP SRT Portfolio II Holdings, LLC (Delaware)

TNP SRT Portfolio II, LLC (Delaware)